1

                                             Registration No.
-------------------------------------------------------------------------------
      As filed with the Securities and Exchange Commission on June 29, 2001.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                RAYTHEON COMPANY
               (Exact name of issuer as specified in its charter)

           DELAWARE                                     95-1778500
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                141 Spring Street, Lexington, Massachusetts 02421
               (Address of Principal Executive Offices) (Zip Code)

                            Raytheon 2001 Stock Plan
                            (Full title of the plan)


                              THOMAS D. HYDE, ESQ.
                    Senior Vice President and General Counsel
                                RAYTHEON COMPANY
                                141 Spring Street
                         Lexington, Massachusetts 02421
                                 (781) 862-6600
                     (Name and Address of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
--------------    ----------    ----------   ------------   ------------
   Title of          Amount      Proposed     Proposed       Amount of
Securities to        to be       Maximum       Maximum      Registration
be Registered     Registered     Offering     Aggregate        Fee
                                 Price Per    Offering
                                 Share*
--------------    ----------    ----------   ------------   ----------
Common Stock,     28,000,000      $27.60     $772,800,000    $193,200
  $0.01 par         shares
  value per
  share
--------------    ----------    ----------   ------------  -----------
* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the plan or at what price such shares will be purchased. The above calculation is based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on
June 27, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the SEC by Raytheon Company (the "Registrant") are hereby incorporated by reference in this Registration
Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (2) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2000 including the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2001 and the Registrant's Current Reports on Forms 8-K and 8-K/A filed on April 11, 2001, April 20, 2001, April 27, 2001, May 3, 2001, May 7, 2001, May 10,
              2001, May 15, 2001, and May 16, 2001; and

         (3) The description of the Registrant's Common Stock set forth in the Registrant's registration statement on Form 8-A filed on May 1, 2001, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts or Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") sets forth provisions permitting and, in some situations, requiring Delaware corporations, such as the Registrant, to provide indemnification to their directors and officers for losses and litigation expense incurred in connection with their service to the corporation in those capacities.
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                                       3

            The Restated Certificate of Incorporation of Raytheon Company provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation is prohibited under the DGCL as it currently exists or as it may be amended in the future.

            The Restated Certificate of Incorporation also provides that the Registrant shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer), to the fullest extent authorized by the DGCL as it currently exists or as it may be amended in the future, against all expense, liability and loss (including attorneys' fees, judgments, fines, payments in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person. Such indemnification shall continue as to a person who ceases to be a director or officer of the Registrant and shall inure to the benefit of such person's heirs, executors and administrators. The Registrant shall not be required to indemnify a person in connection with such action, suit or proceeding initiated by such person if it was not authorized by the Board of Directors except under limited circumstances.

            The Restated Certificate of Incorporation also provides that the Registrant shall pay the expenses of directors and officers incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that, if and to the extent that the DGCL requires, the payment of expenses incurred by a director or officer in advance of the final disposition of any action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the Restated Certificate of Incorporation or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under the Restated Certificate of Incorporation is not paid in full within 30 calendar days after a written claim therefor has been received by the Registrant, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled also to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Registrant) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed. The Registrant shall have the burden of providing such defense. Neither the failure of the Registrant to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Registrant that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The right to indemnification and the payment of expenses conferred on any person by the Restated Certificate of Incorporation shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation or the Amended and Restated By-Laws of Raytheon Company, agreement, vote of stockholders or disinterested directors or otherwise.
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                                       4

            Any repeal or modification of the provisions of the Restated Certificate of Incorporation described herein by the stockholders of the Registrant will not adversely affect any limitation on the personal liability of directors for, or any rights of directors in respect of, any cause of action, suit or claim accruing or arising prior to the repeal or modification.

            The Restated Certificate of Incorporation also provides that the Registrant may maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following exhibits are part of this Registration Statement:

         4.1 Raytheon Company Restated Certificate of Incorporation, heretofore filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.

         4.2 Certificate of Amendment of Restated Certificate of Incorporation of Raytheon Company.

         4.3 Certificate of Amendment of Restated Certificate of Incorporation of Raytheon Company.

         4.4 Certificate of Amendment of Restated Certificate of Incorporation of Raytheon Company.

         4.5 Raytheon Company Amended and Restated By-Laws, heretofore filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, are hereby incorporated by reference.

         4.6   Raytheon 2001 Stock Plan.

         5.1 Opinion of John W. Kapples, Esq. as to the legality of the securities being registered.

         23.1  Consent of John W. Kapples, Esq. (included in Exhibit 5.1).

         23.2  Consent of PricewaterhouseCoopers LLP.

         24 Power of Attorney (included on the signature page of the Registration Statement).
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                                       5

Item 9.  Undertakings.
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                  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 27th day of June, 2001.

                                     RAYTHEON COMPANY
                                  /s/Thomas D. Hyde
                                     Thomas D. Hyde
                                     Senior Vice President and
                                     General Counsel for the Registrant


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Franklyn A. Caine, Richard A. Goglia and Thomas D. Hyde, and each of them singly, acting alone and without another, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all (1) amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 or (2) additional Registration Statements which may be filed pursuant to General Instruction E to Form S-8 to register additional securities under the employee benefit plans named herein, as may be necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments or additional Registration Statements may make such other changes as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                       Date

/s/ Daniel P. Burnham              Chairman of the Board of      June 27, 2001
    Daniel P. Burnham           Directors and Chief Executive
                                Officer (Principal Executive
                                  Officer) and Director

/s/ Franklyn A. Caine          Senior Vice President and Chief   June 27, 2001
    Franklyn A. Caine          Financial Officer (Principal
                                    Financial Officer)

/s/ Edward S. Pliner           Vice President and Corporate      June 27, 2001
    Edward S. Pliner          Controller (Principal Accounting
                                     Officer)

/s/ Barbara M. Barrett                  Director                 June 27, 2001
    Barbara M. Barrett

/s/ Ferdinand Colloredo-Mansfeld        Director                 June 27, 2001
    Ferdinand Colloredo-Mansfeld

/s/ John M. Deutch                      Director                 June 27, 2001
    John M. Deutch
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                                       7

/s/ Thomas E. Everhart                  Director                 June 27, 2001
    Thomas E. Everhart

/s/ John R. Galvin                      Director                 June 27, 2001
    John R. Galvin

                                        Director                 June   , 2001
   L. Dennis Kozlowski

/s/ Henrique de Campos Meirelles        Director                 June 27, 2001
    Henrique de Campos Meirelles

/s/ Frederic M. Poses                   Director                 June 27, 2001
    Frederic M. Poses

/s/ Warren B. Rudman                    Director                 June 27, 2001
    Warren B. Rudman

/s/ Michael C. Ruettgers                Director                 June 27, 2001
    Michael C. Ruettgers

/s/ William R. Spivey                   Director                 June 27, 2001
    William R. Spivey

/s/ Alfred M. Zeien                     Director                 June 27, 2001
    Alfred M. Zeien

                                  EXHIBIT LIST


The following exhibits are part of this Registration Statement:

4.1 Raytheon Company Restated Certificate of Incorporation, heretofore filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.

4.2 Certificate of Amendment of Restated Certificate of Incorporation of Raytheon Company.

4.3 Certificate of Amendment of Restated Certificate of Incorporation of Raytheon Company.

4.4 Certificate of Amendment of Restated Certificate of Incorporation of Raytheon Company.

4.5 Raytheon Company Amended and Restated By-Laws, heretofore filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, are hereby incorporated by reference.

4.6   Raytheon 2001 Stock Plan.

5.1 Opinion of John W. Kapples, Esq. as to the legality of the securities being registered.

23.1  Consent of John W. Kapples, Esq. (included in Exhibit 5.1).

23.2  Consent of PricewaterhouseCoopers LLP.

24    Power of Attorney (included on the signature page of the